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                                                                   Exhibit 23.12


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated April 1, 1999 on First American Records Management's financial statements, included in Iron Mountain Incorporated's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.



                                            /s/ Brach, Neal, Daney & Spence, LLP


San Jose, California
November 18, 1999